United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 2, 2008

Prospect Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

10780 Santa Monica Blvd., Suite 400
Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 943-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                                 Changes in Registrant’s Certifying Accountant.

On September 2, 2008, we dismissed Ernst & Young LLP (the “Former Auditors”) as our independent registered public accounting firm and retained BDO Seidman, LLP (the “New Auditors”) to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2008. Our Audit Committee approved the change in auditors on August 29, 2008.

During the audits of our consolidated financial statements for the fiscal years ended September 30, 2007 and September 30, 2006 and the subsequent interim period preceding the change in auditors, there was no disagreement with the Former Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of the Former Auditors would have caused them to make reference to the subject matter of the disagreement in their reports.  Neither of the Former Auditor’s reports on our consolidated financial statements for the fiscal years ended September 30, 2007 and September 30, 2006 contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with their audit of our consolidated financial statements for the fiscal year ended September 30, 2007, the Former Auditors noted certain material weaknesses in our internal control over financial reporting, which we have previously disclosed in our annual report on Form 10-K for the year ended September 30, 2007 and in our quarterly reports on Form 10-Q for the periods ended December 31, 2007, March 31, 2008 and June 30, 2008 (the “Reports”). The material weaknesses were identified following our acquisition of Alta Hospitals System, LLC (“Alta”) on August 8, 2007 and related to certain material errors in the previously issued financial statements of Alta for its fiscal year ended December 31, 2006 and material adjustments that were required to be made to Alta’s interim financial statements as of and for the six months ended June 30, 2007. As more fully described in the Reports, the material weaknesses noted were in the areas of recording reimbursements due from third-party payors related to open cost report years; accounting for receivables from government disproportionate share programs; valuation of general hospital accounts receivable balances; a lack, at that time, of the necessary finance personnel at Alta with specific expertise to evaluate all appropriate data and accounting considerations related to these areas and knowledgeable personnel capable of overseeing and evaluating work performed by outside consultants working on Alta’s behalf; and, as a result of acquisitions completed in 2007, significant changes in our corporate and financial reporting structure that resulted in our having a multi-location, multi-tier reporting and consolidation process with decentralized accounting functions at each of our reporting units, which significantly taxed our finance and accounting resources existing at the time and as a result, we did not make timely filings of our Form 10-K for the year ended September 30, 2007 and Forms 10-Q for the quarters ended December 31, 2007 and March 31, 2008. We have authorized the Former Auditors to respond fully to inquiries of the New Auditors concerning the subject matter of these material weaknesses. We have also requested the Former Auditors to furnish us a letter addressed to the Commission stating whether they agree with the above statements. A copy of their letter dated September 4, 2008, is filed as Exhibit 99.1 to this report.

Prior to September 2, 2008, neither we nor anyone acting on our behalf has consulted with the New Auditors concerning the application of accounting principles to any specific completed or contemplated transaction, the type of audit opinion that might be rendered on our consolidated financial statements, or any other matter.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are filed with the Form 8-K:

Exhibit No.	Description
99.1	Letter of Ernst & Young LLP dated September 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.

	By:	/s/ MIKE HEATHER
Mike Heather
Chief Financial Officer

Dated: September 5, 2008